UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2011 (May 19, 2011)

Koss Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-3295	39-1168275
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4129 North Port Washington Avenue, Milwaukee, Wisconsin 53212

(Address of principal executive offices)  (Zip code)

(414) 964-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On May 20, 2011, Koss Corporation (“Koss”) issued a press release announcing that on May 19, 2011 Koss (as a nominal defendant), along with plaintiffs James Mentkowski and Myriam Ruiz (“Plaintiffs”) and defendants Michael J. Koss, John C. Koss, John J. Stollenwerk, Thomas L. Doerr, Theodore H. Nixon and Lawrence S. Mattson (the “Koss Director Defendants”) in the Shareholder Derivative action pending in the Circuit Court of Milwaukee County, Wisconsin, submitted a Joint Report advising the Court that they have reached an agreement in principle for the settlement of the claims asserted against the individual Koss Director Defendants.

The Joint Report stated that, among other things, the agreement in principle contemplates, subject to the Court’s approval: (i) the dismissal with prejudice of the claims asserted by Plaintiffs, derivatively, on behalf of Koss, against the individual Koss Director Defendants, and (ii) a dismissal without prejudice as to claims asserted in the Shareholder Derivative action against defendants Grant Thornton LLP and Sujata Sachdeva, in deference to a pending action against Grant Thornton LLP and Sujata Sachdeva brought by Koss in Chicago, Illinois.  The Joint Report further stated that Plaintiffs and the Koss Director Defendants are preparing formal settlement documentation and will be submitting such documentation to the Court for approval shortly.

Copies of the press release and the Joint Report are being furnished as Exhibits 99.1 and 99.2, respectively, to this Form 8-K and are incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Number	Description

Exhibit 99.1	Press Release of Koss Corporation dated May 20, 2011.

Exhibit 99.2	Joint Report Concerning Settlement dated May 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 23, 2011	KOSS CORPORATION

	By:	/s/ Michael J. Koss
Michael J. Koss
Chief Executive Officer and President